April 9, 2007

Cord Blood America, Inc.

Re:

Purchase of a $230,000 Secured Original Issue Discount Debenture (the “Debenture”), of Cord Blood America, Inc., a Florida corporation (the “Company”), by SHELTER ISLAND OPPORTUNITY FUND, LLC (the “Purchaser”)

Ladies and Gentlemen:

The Company shall pay Midway Management Partners, LLC, a Delaware limited liability company (the “Management Company”), a collateral monitoring fee, on a quarterly basis, payable on each of March 31, June 30, September 30 and December 31, in an amount equal to 0.25% of the amount of principal outstanding under the Debenture.  Whenever any amount expressed to be due by the terms of this letter is due on any day which is not a business day, the same shall instead be due on the next preceding day which is a business day.  As used in this letter, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

All capitalized terms not defined in this letter shall have the meanings set forth in the Securities Purchase Agreement dated February 14, 2007, as amended, among Corcell, Ltd., a Nevada corporation, the Purchaser, Career Channel, Inc., a Florida corporation d/b/a Rainmakers International, and the Company.  This letter may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  To evidence your agreement with the foregoing, please sign below and return your signature to me.

[SIGNATURE PAGE TO FOLLOW]

Sincerely,

MIDWAY MANAGEMENT PARTNERS, LLC

By: ______________________________________

Name:

Title:

CORD BLOOD AMERICA, INC.

By: ______________________________________

Name:

Title: